UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 14, 2005


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


        Nevada                         000-22855                 95-4780218
(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation                  File Number)           Identification No.)


       12224 Montague Street
            Pacoima, CA                                            91331
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On April 7, 2005, Benz Disposal Co. elected to convert its loan to American Soil Technologies, Inc. (the "Company") which consisted of principal in the amount of $152,000 and interest in the amount of $5,067 for a total of $157,067 into shares of common stock of the Company at $0.40 per shares for a total of 392,668 shares. The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the "Act") and/or Rule 506 of Regulation D promulgated pursuant thereto. The Company believes that the investor is an "accredited investor" under Rule 501 under Regulation D of the Act and had adequate access to information about the Company through the investor's relationship with the Company.

On April 7, 2005, the Benz Group elected to convert 2,000,000 shares of Series A Preferred Stock of the Company into 2,000,000 shares of common stock of the Company pursuant to the terms of the Series A Preferred Stock. The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Act and/or Rule 506 of Regulation D promulgated pursuant thereto. The Company believes that the investor is an "accredited investor" under Rule 501 under Regulation D of the Act and had adequate access to information about the Company through the investor's relationship with the Company.

On April 7, 2005, FLD Corporation elected to convert its loan to the Company which consisted of principal in the amount of $1,778,673 and interest in the amount of $59,059 for a total of $1,837,732 into shares of common stock of the Company at $0.40 per shares for a total of 4,594,330 shares. The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Act and/or Rule 506 of Regulation D promulgated pursuant thereto. The Company believes that the investor is an "accredited investor" under Rule 501 under Regulation D of the Act and had adequate access to information about the Company through the investor's relationship with the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 14, 2005                   AMERICAN SOIL TECHNOLOGIES, INC.



                                        By: /s/ Carl P. Ranno
                                           -------------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President